Exhibit 10.1

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (“Agreement”), effective as of December 1, 2025 (“Effective Date”), is by and Boxabl Inc. (“Licensor”) and Galiano Tiramani (“Licensee”) (collectively, the “Parties,” or each, individually, a “Party”).

WHEREAS, Licensor is the owner of the Licensed Marks (as defined below); and

WHEREAS, Licensee wishes to obtain, and Licensor is willing to grant to Licensee, a license to use the Licensed Marks in connection with the Licensed Products (as defined below) in the Territory (as defined below) on the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms have the following meanings:

“Confidential Information” has the meaning set forth in Section 6 of this Agreement.

“Effective Date” has the meaning set forth in the preamble.

“Indemnified Party” has the meaning set forth in Section 8 of this Agreement.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, award, decree, other requirement, or rule of law of any federal, state, local, or foreign government, or political subdivision thereof, or any arbitrator, court, or tribunal of competent jurisdiction.

“Licensed Marks” means the following two registered U.S. trademarks:

BOXABL (word mark), Registration No. 6206023

(design mark), Registration No. 6257812

“Licensed Products” means the BOXABL meme coin having the ticker symbol BOXABL.

“Licensee” has the meaning set forth in the preamble.

“Licensor” has the meaning set forth in the preamble.

“Losses” means losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

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“Minimum Ownership” means ownership of twenty percent (20%) of all outstanding and tradable Licensed Products.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

“Royalty” means an amount equal to gross cash flows from the sale of Licensed Products, less any documented expenses.

“Term” has the meaning set forth in Section 10 of this Agreement.

“Territory” means worldwide.

“Third-Party Claim” has the meaning set forth in Section 8 of this Agreement.

2. License Grant.

(a) Subject to this Agreement’s terms and conditions, Licensor hereby grants to Licensee during the Term (as defined below) an exclusive (as to crypto coins or tokens), non-transferable, non-sublicensable license to use the Licensed Marks solely in connection with the promotion, advertising, distribution, and sale of the Licensed Products in the Territory. No license or rights are granted to Licensee by implication, estoppel, or otherwise, other than as expressly granted by Licensor under this Section.

(b) Licensor hereby reserves all rights not expressly granted to Licensee under this Agreement.

3. Use of the Licensed Marks.

(a) Compliance with Licensor’s Directions. All Licensed Products made, sold, or otherwise distributed by Licensee in the Territory must carry the Licensed Marks. Licensee shall comply strictly with Licensor’s directions regarding the form and manner of the application of the Licensed Marks.

(b) No Other Marks. Apart from the Licensed Marks, no other trademark or logo may be affixed to, or used in connection with, the Licensed Products.

(c) Compliance. Licensee shall ensure that all Licensed Products and all uses by Licensee of the Licensed Marks, including in all advertising, marketing, and promotional materials used in connection with the Licensed Products, comply with all applicable laws and regulations.

(d) Minimum Ownership Requirement. In order to ensure quality control over the Licensed Products, the Licensee is required to satisfy a Minimum Ownership requirement at all times. If Licensee fails to meet the Minimum Ownership requirement, Licensor may terminate the Agreement in accordance with Section 10. In order to ensure compliance with the Minimum Ownership requirement, Licensee shall provide a quarterly report with sufficient information for Licensor to verify Licensee’s compliance with the Minimum Ownership requirement.

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(e) Approvals. In order for Licensor to ensure Licensee’s compliance with Section 3(a), Licensee shall, prior to each initial use of the Licensed Marks or any material modification or variation to any such use, submit to Licensor a representative sample of each such use for Licensor’s review and approval. If Licensor identifies any violations during any such inspections, rejects any sample, or otherwise notifies Licensee of any non-compliance with the requirements of Section 3(a), Licensee shall not begin (or shall immediately halt) distribution of the affected Licensed Products or other materials bearing the Licensed Marks until Licensor confirms in writing that Licensee has remedied any such non-compliance. If Licensor does not notify Licensee of any non-compliance within 15 days after any such inspection or receipt of any sample, then the related Licensed Products or other materials bearing the Licensed Marks shall be deemed approved.

4. Ownership and Protection of the Licensed Marks.

(a) Acknowledgment. Licensee acknowledges and agrees that, as between the Parties, (i) Licensor owns and will retain all right, title, and interest in and to the Licensed Marks; and (ii) all use by Licensee of the Licensed Marks under this Agreement, and all goodwill accruing therefrom, will inure solely to the benefit of Licensor. Licensee shall not dispute or challenge, or assist any person or entity in disputing or challenging, Licensor’s rights in and to the Licensed Marks or the Licensed Marks’ validity.

(b) Registration and Maintenance. Licensor has the sole right, in its discretion and at its expense, to file, prosecute, and maintain all applications and registrations for the Licensed Marks. Licensee shall provide, at the request of Licensor all necessary assistance with such filing, maintenance, and prosecution.

(c) Enforcement. Licensee shall promptly notify Licensor in writing of any actual, suspected, or threatened infringement, dilution, or other conflicting use of the Licensed Marks by any third party of which it becomes aware. Licensor has the sole right, in its discretion, to bring any action or proceeding with respect to any such infringement, dilution, or other conflict and to control the conduct of, and retain any monetary recovery resulting from, any such action or proceeding (including any settlement). Licensee shall provide Licensor with all assistance that Licensor may reasonably request, at Licensor’s expense, in connection with any such action or proceeding.

5. Payments.

(a) Licensee shall pay Licensor a Royalty on a quarterly basis. The Royalty shall be calculated as the gross cash flows from the sale of Licensed Products, less any documented expenses in the preceding calendar quarter.

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(b) Payment Terms. Licensee shall pay all Royalties: (i) in US dollars by wire transfer of immediately available funds to a bank account Licensor designates in writing; and (ii) without deduction of exchange, collection, or other charges or withholding or other government-imposed fees or taxes. Payment shall be due within 30 days of the end of each calendar quarter. If Licensor does not receive any payment on or before such payment’s due date, Licensee shall pay to Licensor interest on the overdue payment from the due date to the date Licensor receives such payment at a rate of 8% per month, or if lower, the maximum amount permitted under applicable law.

(c) Royalty Statements; Records and Audit. With each payment of Royalties Licensee shall submit to Licensor a statement showing the calculation of the Royalty due in the relevant calendar quarter. Licensee shall keep complete and accurate books and records of its sales of Licensed Products as reasonably necessary for such Royalty calculations. During the Term and for one year after expiration or termination of this Agreement, upon Licensor’s written request and reasonable prior notice to Licensee, Licensee shall make such books and records available during Licensee’s normal business hours for audit by Licensor (or its authorized representative). Licensee shall promptly pay to Licensor any amount shown to be deficient by any such audit, including interest calculated in accordance with Section 4(b).

6. Confidentiality. Each Party acknowledges that in connection with this Agreement it may gain access to information that is treated as confidential by the other Party, including information about the other Party’s business operations and strategies, goods and services, customers, pricing, marketing, and other sensitive and proprietary information (“Confidential Information”). Each Party shall not disclose or use any Confidential Information of the other Party for any purpose other than as reasonably necessary to exercise its rights or perform its obligations under this Agreement; provided that each Party may disclose Confidential Information to the limited extent required to comply with the order of a court or other governmental body, or as otherwise necessary to comply with applicable law, provided that the Party making the disclosure pursuant to the order shall first have given written notice to the other Party and made a reasonable effort to obtain a protective order.

7. Representations and Warranties.

(a) Mutual Representations. Each Party represents and warrants to the other Party that, as of the Effective Date: (i) it is duly organized, validly existing, and in good standing under the laws of the state or jurisdiction of its organization; (ii) it has the full right, power, and authority to enter into and perform its obligations under this Agreement; (iii) the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary action of such Party; and (iv) when executed and delivered by such Party, this Agreement will constitute the legal, valid, and binding obligation of that Party, enforceable against that Party in accordance with its terms.

(b) Licensor Representations. Licensor represents and warrants that: (i) it is the sole and exclusive owner of all right, title, and interest in and to the Licensed Marks in connection with the Licensed Products; and (ii) it has not granted and during the Term (as defined below) will not grant any licenses in, to, or under the Licensed Marks.

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(c) Licensee Representations. Licensee represents and warrants that: (i) it has obtained all approvals, licenses, and certifications necessary to exercise its rights and perform its obligations under this Agreement; and (ii) it is not aware of any actual or alleged violations of applicable law by Licensee relating in any way to the manufacture, promotion, advertising, distribution, or sale of the Licensed Products.

(d) EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 7, LICENSOR EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, IN CONNECTION WITH THIS AGREEMENT AND THE LICENSED MARKS, INCLUDING ANY WARRANTIES OF TITLE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LICENSOR MAKES NO REPRESENTATION OR WARRANTY THAT ANY OF THE LICENSED MARKS ARE VALID OR THAT THE EXERCISE BY LICENSEE OF ANY RIGHTS GRANTED UNDER THIS AGREEMENT WILL NOT INFRINGE THE RIGHTS OF ANY PERSON.

8. Indemnification.

(a) By Licensor. Licensor shall indemnify, defend, and hold harmless Licensee and Licensee’s, officers, directors, employees, agents, successors, and assigns (each, a “Licensee Indemnified Party”) against all losses, liabilities, claims, damages, actions, fines, penalties, expenses, or costs (including court costs and reasonable attorneys’ fees) (“Losses”) arising out of or in connection with any third-party claim, suit, action, or proceeding (“Third-Party Claim”) relating to: (i) Licensor’s breach of this Agreement; or (ii) infringement, dilution, or other violation of any third-party trademark rights relating to the use of any of the Licensed Marks by Licensee in accordance with this Agreement.

(b) By Licensee. Licensee shall indemnify, defend, and hold harmless Licensor and Licensor’s affiliates, officers, directors, employees, agents, successors, and assigns (each, a “Licensor Indemnified Party”) against all Losses arising out of or in connection with any Third-Party Claim relating to: (i) Licensee’s breach of this Agreement; or (ii) use of any of the Licensed Marks by Licensee under this Agreement, including any product liability claim, any securities claim, any fraud claim, and/or any claim of infringement, dilution, or other violation of any intellectual property rights relating to the creation, promotion, advertising, distribution, or sale of the Licensed Products by Licensee.

(c) Indemnification Procedure. A Licensee Indemnified Party or Licensor Indemnified Party (each, as applicable, an “Indemnified Party”) shall promptly notify the Party from whom it is seeking indemnification (“Indemnifying Party”) in writing of any Third-Party Claim for which it is entitled to indemnification under this Section 8. The Indemnifying Party shall control the investigation and defense of such Third-Party Claim, at the Indemnifying Party’s expense. The Indemnified Party shall provide all assistance reasonably requested by the Indemnifying Party, at the Indemnifying Party’s expense. The Indemnified Party may participate in and observe the proceedings with counsel of its choice at its own cost and expense.

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9. Limitation of Liability. EXCEPT FOR A PARTY’S LIABILITY FOR INDEMNIFICATION UNDER SECTION 8 OR BREACH OF CONFIDENTIALITY UNDER SECTION 6 OR A PARTY’S GROSSLY NEGLIGENT ACTS OR OMISSIONS OR WILLFUL MISCONDUCT, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES RELATING TO THIS AGREEMENT OR USE OF THE LICENSED MARKS HEREUNDER, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10. Term and Termination.

(a) Term. This Agreement is effective as of the Effective Date and will continue in effect for a period of 2 years, unless terminated earlier in accordance with Section 10(b) (the “Initial Term”). This Agreement will automatically be renewed for successive one (1) year periods (a “Renewal Term” and together with the Initial Term, the “Term”) unless either Party provides written notice of its intent not to renew at least 60 days prior to the end of the Initial Term or then-current Renewal Term.

(b) Termination.

(i) Licensee may terminate this Agreement at any time without cause, and without incurring any additional obligation, liability, or penalty, by providing at least 60 days’ prior written notice to Licensor.

(ii) Either Party may terminate this Agreement on written notice to the other Party if the other Party materially breaches this Agreement and fails to cure such breach within thirty (30) days after receiving written notice of such breach from the non-breaching Party.

(c) Effect of Termination. Upon the expiration or termination of this Agreement: (i) all rights and licenses granted under this Agreement will automatically and immediately terminate; (ii) Licensee shall immediately cease all use of the Licensed Marks and shall confirm in writing to Licensor that all remaining inventory of Licensed Products and related advertising and promotional materials has been destroyed; and (iv) each Party shall promptly return to the other Party, or at such other Party’s option delete or destroy, all relevant records and materials in such Party’s possession or control containing such other Party’s Confidential Information. Expiration or termination of this Agreement will not relieve the Parties of any obligations accruing before the effective date of expiration or termination. The parties’ rights and obligations set forth in Section 4(a) (Acknowledgment), Section 5 (Payments), Section 6 (Confidentiality), Section 7 (Representations and Warranties), Section 8 (Indemnification), Section 9 (Limitation of Liability), Section 10(c) (Effect of Termination), and Section 12 (General Provisions), and any right, obligation, or required performance of the Parties under this Agreement that, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, will survive any such termination or expiration.

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11. Assignment. Licensee may not assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations, under this Agreement, in each case whether voluntarily, involuntarily, by operation of law, or otherwise, without Licensor’s prior written consent. No delegation or other transfer will relieve Licensee of any of its obligations or performance under this Agreement. Any purported assignment, delegation, or transfer in violation of this Section is void. This Agreement is binding upon and inures to the benefit of the Parties and their respective permitted successors and assigns.

12. General Provisions.

(a) Further Assurances. Each Party shall, upon the reasonable request of the other Party, promptly execute such documents and take such further actions as may be necessary to give full effect to the terms of this Agreement.

(b) Independent Contractors. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement creates any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties, and neither Party has authority to contract for or bind the other Party in any manner whatsoever.

(c) Notices. All correspondence or notices required or permitted to be given under this Agreement must be in writing, in English, and addressed to the other Party at its address set out below (or to any other address that the receiving Party may designate from time to time). Each Party shall deliver all notices by personal delivery, nationally recognized overnight courier (with all fees prepaid), or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a notice is effective only (i) upon receipt by the receiving Party and (ii) if the Party giving the notice has complied with the requirements of this Section. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as specified in a notice given in accordance with this Section):

If to Licensor:	Boxabl Inc. 5345 E. North Belt Road Las Vegas, NV 89115

If to Licensee:	Galiano Tiramani 5345 E. North Belt Road Las Vegas, NV 89115

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(d) Entire Agreement. This Agreement, including and together with any related exhibits and schedules, constitutes the sole and entire agreement of Licensor and Licensee with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

(e) No Third-Party Beneficiaries. Except for the right of Indemnified Parties to enforce their indemnification rights under Section 8, this Agreement solely benefits the Parties and their respective permitted successors and assigns, and nothing in this Agreement, express or implied, confers on any other person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

(f) Amendment; Waiver. No amendment to this Agreement will be effective unless it is in writing and signed by both Parties. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

(g) Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(h) Governing Law. This Agreement, and all matters arising out of or relating to this Agreement, will be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to any choice or conflict of laws provisions thereof.

(i) Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

BOXABL INC.

By	/s/Martin Costas
Name:	Martin Costas
Title:	CFO

GALIANO TIRAMANI

By	/s/Galiano Tiramani
Name:	Galiano Tiramani
Title:	Individual

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